UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio 45463

877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On February 23, 2006, NewPage Corporation entered into amendments to the Revolving Credit and Guaranty Agreement and the Term Loan Credit and Guaranty Agreement. The amendments provide for an increase in the aggregate limitation of asset sales from $200 million to $250 million. In addition, we are filing the First Amendment to the Revolving Credit and Guaranty Agreement which provided for an increase in the Swing Line Borrowing from $15 million to $25 million and the appointment of Wachovia Bank, National Association, as the Swing Line Lender and an Issuing Bank for letters of credit.

Item 9.01                                             Financial Statements and Exhibits.

(c)          Exhibits

10.1                           First Amendment to Revolving Credit and Guaranty Agreement

10.2                           Second Amendment to Revolving Credit and Guaranty Agreement

10.3                           First Amendment to Term Loan Credit and Guaranty Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE CORPORATION

Date:	February 24, 2006	By:	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer